        Exhibit 11.1
        Computation of Earnings                                     EXHIBIT XI

                                 WILLIS LEASE FINANCE CORPORATION
                                 Computation of Earnings Per Share


                                                                           Three Months Ended March 31
                                                                          -----------------------------
Income before extraordinary item                                               1999           1998
                                                                          ---------------  ------------
                                                                      (in thousands, except per share data)
Basic
     Earnings:
           Income before extraordinary item                                       $2,785        $1,949

     Shares:
          Weighted average number of common shares outstanding                     7,363         7,192
                                                                          ---------------  ------------

Basic earnings per common share before extraordinary item                          $0.38         $0.27

Assuming Full Dilution
     Earnings:
           Income before extraordinary item                                       $2,785        $1,949
                                                                          ---------------  ------------
     Shares:
          Weighted average number of common shares
           outstanding and common stock equivalents                                7,450         7,440
                                                                          ---------------  ------------

Earnings per common share assuming full dilution,                                  $0.37         $0.26
     before extraordinary item                                            ---------------  ------------


Net income
Basic
     Earnings:
          Net income                                                              $2,785        $1,749
                                                                          ---------------  ------------

     Shares:
          Weighted average number of common shares outstanding                     7,363         7,192
                                                                          ---------------  ------------

Basic earnings per common share                                                    $0.38         $0.24

Assuming Full Dilution
     Earnings:
          Net income                                                              $2,785        $1,749
                                                                          ---------------  ------------

     Shares:
          Weighted average number of common shares
           outstanding and common stock equivalents                                7,450         7,440
                                                                          ---------------  ------------

Earnings per common share assuming full dilution                                   $0.37         $0.23
                                                                          ===============  ============


Supplemental information:
Difference between weighted average number of common shares outstanding to calculate basic and assuming full dilution is due to options outstanding under the 1996 Stock Options/Stock Issuance Plan

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